UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/09/2005

SIZELER PROPERTY INVESTORS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-09349

MD	72-1082589
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2542 Williams Blvd., Kenner, LA 70062
(Address of principal executive offices, including zip code)

504-471-6271
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 2.02.    Results of Operations and Financial Condition

On November 9, 2005 the Company announced its operating results for the quarter ended September 30, 2005. A copy of this operating results release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Company's stockholders approved a proposal to amend the Company's Articles of Incorporation at the Company's Annual Meeting of Stockholders that was held on October 27, 2005. Management's proposal to amend the Articles of Incorporation was disclosed in the Company's proxy statement for the Annual Meeting. On November 3, 2005, the Company filed Articles of Amendment to the Company's Articles of Incorporation with the Maryland Department of Assessments and Taxation. A copy of the Articles of Amendment to the Company's Articles of Incorporation is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 8.01.    Other Events

On November 9, 2005, the Company announced that it declared quarterly distributions on its common stock and Series B preferred stock. A copy of the Company's press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits

The following are filed as exhibits to this Current Report on Form 8-K:

3.1        Articles of Amendment of the Articles of Incorporation of Sizeler Property Investors, Inc. filed with the Maryland Department of Assessments and Taxation on November 3, 2005.

99.1        Press release of Sizeler Property Investors, Inc. dated November 9, 2005 regarding third quarter operating results.
99.2        Press release of Sizeler Property Investors, Inc. dated November 9, 2005 announcing quarterly distributions.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIZELER PROPERTY INVESTORS, INC.

Date: November 09, 2005	By:	/s/ Thomas A. Masilla, Jr.
Thomas A. Masilla, Jr.
President and Chief Operating Officer

Exhibit Index

Exhibit No.	Description
EX-3.1	Articles of Amendment of the Articles of Incorporation of Sizeler Property Investors, Inc. filed with the Maryland Department of Assessments and Taxation on November 3, 2005.
EX-99.1	Press release of Sizeler Property Investors, Inc. dated November 9, 2005 regarding third quarter operating results.
EX-99.2	Press release of Sizeler Property Investors, Inc. dated November 9, 2005 announcing quarterly distributions.